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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-43841, No. 33-27213, and No. 333-15929) of our
report dated August 26, 1998 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries for the year ended May 31, 1998, included in the Annual Report (Form 10-K) for the year ended May 31, 1998.














/s/ ERNST & YOUNG, LLP

Tampa, Florida
August 26, 1998






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